SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6 (e) (2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

GLOBAL GOLD CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)
(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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(1) Amount Previously Paid:

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April 28, 2008

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Global Gold Corporation, which will be held on Friday, June 13, 2008 at 10:00 a.m. at Global Gold Corporation, located at 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Van Z. Krikorian Chairman of the Board

Greenwich, Connecticut

Global Gold Corporation • 45 East Putnam Avenue • Greenwich, CT 06830
Phone: 203.422.2300 • Fax: 203.422.2330
www.globalgoldcorp.com

GLOBAL GOLD CORPORATION
45 East Putnam Avenue, Suite 118
Greenwich, Connecticut 06830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2008

     Notice is hereby given that the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Global Gold Corporation ("Global Gold," the "Company," "we," "us," or "our") will be held on Friday, June 13, 2008 at 10:00 a.m. at the Company's offices, located at 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830, for the following purposes:

1.	To elect five (5) directors to serve on our Board of Directors until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Sherb & Co., LLP as our independent auditors for the fiscal year ending December 31, 2008; and
3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on April 17, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our Common Stock, $0.001 par value per share, at the close of business on April 17, 2008 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof proxy.

By Order of the Board of Directors

Greenwich, Connecticut April 28, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PROXY SOLICITATION AND VOTING INFORMATION	1
PROPOSAL 1: ELECTION OF DIRECTORS	3
INFORMATION REGARDING NOMINEES FOR DIRECTOR	3
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
COMMITTEES OF THE BOARD	5
The Audit Committee	5
Report of the Audit Committee	5
The Nominating Committee	6
The Compensation Committee	6
Report of the Compensation Committee	6
Attendance at Board, Audit Committee, Compensation Committee and Annual Stockholders’ Meetings	7
Compensation Committee Interlocks and Insider Participation	7
Membership and Meetings of the Board and its Committees Table For Year 2007(1)	8
Compensation Discussion and Analysis	8
Executive Compensation Objectives and Philosophy	8
CEO Compensation	9
COMPENSATION OF DIRECTORS	9
Directors' Compensation Table For Year 2007	9
EXECUTIVE OFFICERS	10
EXECUTIVE COMPENSATION	12
Summary Compensation Table	12
Narrative Disclosure to the Summary Compensation Table	14
Description of Employment Arrangements with the Company’s Named Executive Officers	14
Description of Bonuses	17
Outstanding Equity Awards at Fiscal Year End 2007 Table	18
OWNERSHIP OF SECURITIES	19
Beneficial Ownership Table	19
Section 16(a) Beneficial Ownership Reporting Compliance	22
Certain Relationships and Related Transactions	22
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	23
CODE OF BUSINESS CONDUCT AND ETHICS	25
SOLICITATION OF PROXIES	25
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009	25
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	25
OTHER MATTERS	26

i

GLOBAL GOLD CORPORATION 45 East Putnam Avenue, Suite 118 Greenwich, Connecticut 06830 ______________ PROXY STATEMENT ______________

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2008

PROXY SOLICITATION AND VOTING INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Gold Corporation ("Global Gold," the "Company", "we," "us," or "our") for use at the 2008 Annual Meeting of Stockholders of Global Gold Corporation to be held on June 13, 2008, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of five (5) directors to our Board of Directors, (2) to ratify and approve the appointment of Sherb & Co., LLP as our independent auditors for the fiscal year ending December 31, 2008 and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     The mailing address of the principal executive office of the Company is 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 28, 2008.

     In accordance with Global Gold's By-laws, the presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors and the approval of any other matters properly presented at the Annual Meeting. For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

     Our stockholders are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR ratification of the Board of Directors’ selection of Sherb & Co., LLP as our independent auditors for the fiscal year ending December 31, 2008. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of Global Gold at our address set forth above, by (i) giving written notice to the Company’s Secretary at the Company’s address indicated above (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will, not in and of itself, constitute revocation of a proxy). Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     Global Gold’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including financial statements for the fiscal year ended December 31, 2007, accompany these proxy solicitation materials. Copies of the exhibits to such report may be obtained by contacting the Company’s Secretary at: Global Gold Corporation, 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830, Attn.: Drury Gallagher, Secretary, telephone number: (203) 422-2300 www.globalgoldcorp.com .

PROPOSAL 1: ELECTION OF DIRECTORS

     Our Board of Directors currently consists of five (5) members, with each of the directors serving until their successors are duly elected and qualified.

     All five (5) directors will be elected to the Board of Directors at the Annual Meeting to serve until their successors are duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Nicholas J. Aynilian, Drury J. Gallagher, Harry Gilmore, Ian C. Hague and Van Z. Krikorian to serve, each of which is currently serving as a director of Global Gold and was elected at last year's Annual Meeting.

     The Board of Directors anticipates that each of the nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election (a condition which is not now anticipated), proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Biographical information regarding the nominees is listed below.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

     The following biographical descriptions set forth certain information concerning each of the nominee’s age, business experience, other directorships and committee memberships in publicly held corporations and current board and committee assignments:

Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
Name, Age, First Became A Director

Nicholas Aynilian Age 44 Director since 2004

Mr. Aynilian currently serves on the Audit, Nominating, and Compensation Committees of the Company. He chairs the Audit Committee.

Mr. Aynilian has been Vice-President, Secretary and Treasurer of N.Y. Aynilian & Co., Inc., an export-import business, since 1982. He founded Vanick Properties Incorporated in 1987 and has served as its President, Secretary and Treasurer since then. He also founded Aynilian Funding Corporation in 1992 and has served as President, Secretary and Treasurer since then. In addition, Mr. Aynilian is the founder and sole proprietor of N.J.A. Investments since 1986. Mr. Aynilian received his BS in Accounting in 1983 and his MBA in Finance in 1985, both from Fairleigh-Dickinson University.

Drury Gallagher Age 69 Director since 1981

Mr. Gallagher currently serves as Chairman Emeritus, Treasurer, and Secretary of the Company.

Mr. Gallagher has served as Chairman of the Company from 1982 until January 10, 2007. Mr. Gallagher served as President of the Company from 1982 until February 1, 1997 and as Chief Executive Officer of the Company from February 1, 1997 to January 10, 2007. Mr. Gallagher has served as Treasurer of the Company since 1982.

Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
Name, Age, First Became A Director

Harry Gilmore Age 70 Director since January 2007

Mr. Gilmore currently serves on the Audit, Nominating, and Compensation Committees of the Company.

Mr. Gilmore is a retired Foreign Service Officer. In his thirty-five year career in the United States Foreign Service, Ambassador Gilmore held a number of senior positions. He served as the first U.S. Ambassador to the Republic of Armenia from May 1993 to July 1995. His other senior positions included Deputy Commandant for International Affairs, U.S. Army War College (1991-1992) and U.S. Minister and Deputy Commandant of the American Sector, Berlin (1987- 1990). Following the reunification of Germany, he served as Principal Officer of the U.S. Embassy Office, Berlin (1990-1991). Earlier in his Foreign Service career Mr. Gilmore served as Deputy Chief of Mission, U.S. Embassy, Belgrade (1981-1985) and Director, Office of Central European Affairs, U.S. Department of State. His other overseas postings included Munich, Moscow, Budapest and Ankara. Mr. Gilmore's final assignments as a Foreign Service Officer were devoted to the education and training of Foreign Service and other U.S. Government personnel assigned abroad. He was Dean of the Senior Seminar at the Foreign Service Institute (1996-1997) and Dean of Area Studies (1995-1996).

Ian Hague Age 46 Director since January 11, 2005

Mr. Hague currently serves on the Audit, Nominating, and Compensation Committees of the Company.

Mr. Hague is a co-founder of Firebird Management, LLC, which commenced operations in 1994 and manages over $3.25 billion in eight funds. He is a co-manager of Firebird Fund, Firebird New Russia Fund, Firebird Republics Fund, and Firebird Avrora Fund. Since 2005, Mr. Hague has served as a member of the Supervisory Board of the Bank of Georgia and since 2002 he has served on the Board of Directors of Amber Trust, a private equity fund specializing in companies in the Baltic States.

Van Krikorian Age 48 Director since January 1, 2004

Mr. Krikorian is currently the Chairman and Chief Executive Officer and continues to act as General Counsel of the Company.

Mr. Krikorian served as Vice President and General Counsel of the Company from June 1, 2003 until September 30, 2004, and as President and General Counsel from October 1, 2004 until January 11, 2007. Mr. Krikorian is an Adjunct Professor of Law at Pace University Law School and is on the International Council of the George Washington University Elliott School. Prior to joining the Company, Mr. Krikorian was a partner in the New York office of Vedder, Price, Kaufman & Kammholz LLP from 1998 to 2003 and practiced law with Patterson, Belknap, Webb & Tyler from 1993 to 1998. He represented the Company as outside counsel since 1995 until June 1, 2003. In 1992, Mr. Krikorian was Armenia's Counselor and Deputy Representative to the United Nations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

     Our Board of Directors currently consists of five (5) directors, as described in "Proposal 1: Election of Directors." Our Board of Directors believes that there should be a majority of independent directors on the Board of Directors. Our Board of Directors also believes that it is useful and appropriate to have members of management as directors. The current board members include three (3) independent directors and two (2) members of our management.

     The Board of Directors has determined that each of Messrs. Aynilian, Gilmore and Hague are "independent", based on the standards set forth by the New York Stock Exchange. The Board has also determined that with respect to each independent director no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by such director in carrying out the responsibilities of a director.

     The Board of Directors has three standing committees: the Audit Committee, the Nominating Committee, and the Compensation Committee.

COMMITTEES OF THE BOARD

The Audit Committee

     During 2007, the Audit Committee met two (2) times. The Audit Committee assists the Board of Directors in its oversight of the Company's financial accounting and reporting processes. A copy of the Charter of the Audit Committee which describes this and other responsibilities of the Committee is available on the Company’s website at www.globalgoldcorp.com.

     In accordance with the Charter of the Audit Committee, the Audit Committee has the sole authority for the appointment, replacement, compensation, and oversight of the work of our independent auditors, reviews the scope and results of audits with our independent auditors, reviews with management and our auditors our annual and interim operating results, considers the adequacy of our internal controls over financial reporting, our disclosure controls and procedures, considers our auditors' independence, and reviews and approves in advance all engagements of any accountant (including the fees and terms thereof). The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Audit Committee currently consists of Messrs. Aynilian, Gilmore and Hague. Each of the current members of the Audit Committee is "independent" under the standards established by the Securities and Exchange Commission (the "SEC") for members of audit committees and each member is "independent" under the standards set forth by the New York Stock Exchange for its listed companies. Mr. Aynilian has been determined by our Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2007; (ii) discussed with Sherb & Co., LLP the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board in Auditing Standards No. 61 "Communications with Audit Committees" and (iii) considered the independence of Sherb & Co., LLP, by having discussions with representatives of Sherb & Co., LLP, having received and reviewed a letter from them including disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." On the basis of the above, the Audit Committee has recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2007 be included in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Submitted by the Audit Committee of the Board of Directors

Nicholas J. Aynilian, Chairman Harry Gilmore Ian Hague April 8, 2008 The Nominating Committee

     On June 15, 2007, the Board of Directors adopted a Charter for the Nominating Committee (the "Nominating and Governance Charter"), a copy of which is available on the Company’s website at www.globalgoldcorp.com.

     During 2007, the Compensation Committee met one (1) time. The Nominating Committee provides certain principles and guidelines by which the Board of Directors of the Company shall fulfill its responsibility to the stockholders, potential stockholders and the investment community. The committee assists to set forth (i) corporate governance principles intended to promote the efficient, effective and transparent governance of the Company, and (ii) procedures for the identification and selection of individuals qualified to become directors. Stockholders are encouraged to recommend individuals for consideration to become nominees to the Board of Directors as set forth under "STOCKHOLDERS PROPOSALS AND DIRECTOR NOMINATIONS", below. The Nominating Committee uses established criteria for the selection of nominees and reviews each candidate to determine if the candidate has the appropriate skills and characteristics required of board members. In evaluating candidates, the Nominating Committee considers issues of independence, diversity and expertise in numerous areas, including experience in the gold mining industry, finance, marketing, and international affairs. The Nominating Committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the Board of Directors.

     The Nominating Committee currently consists of Messrs. Aynilian, Gilmore and Hague. Each of the current members of the Nominating Committee is "independent" under the standards established by the Securities and Exchange Commission (the "SEC") for members of nominating committees and each member is "independent" under the standards set forth by the New York Stock Exchange for its listed companies.

The Compensation Committee

     On May 10, 2006, the Board of Directors adopted a Charter for the Compensation Committee (the "Compensation Committee Charter"), a copy of which is available on the Company’s website at www.globalgoldcorp.com .

       During 2007, the Compensation Committee met four (4) times. The Compensation Committee assists the Board of Directors in its oversight of the compensation of the directors and officers of the Company. In accordance with the Compensation Committee Charter, the responsibilities of the Compensation Committee are to (i) review and recommend to the Board for approval compensation (including incentive compensation plans and equity based compensation plans) of the Company’s CEO, executive officers and other key officers; (ii) review and approve general benefits and compensation strategies; (iii) develop and approve all stock ownership, stock option and other equity based compensation plans of the Company; and (iv) grant any shares, stock options, or other equity based awards under all equity based compensation plans.

     The Compensation Committee currently consists of Messrs. Aynilian, Gilmore and Hague. Each of the current members of the Compensation Committee is "independent" under the standards established by the Securities and Exchange Commission (the "SEC") for members of compensation committees and each member is "independent" under the standards set forth by the New York Stock Exchange for its listed companies.

REPORT OF THE COMPENSATION COMMITTEE

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

     The compensation Committee, among other activities, has reviewed and discussed Compensation Discussion and Analysis set forth herein with management of the Company and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors the Compensation Discussion and Analysis be included in the Company Form 10-K and this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Nicholas J. Aynilian Harry Gilmore Ian Hague

April 8, 2008

Attendance at Board, Committee, and Annual Stockholders’ Meetings.

     The Board of Directors met seven (7) times during 2007. Each of the Company's directors is expected to attend each meeting of the Board of Directors and any committees on which he serves. In 2007, each of our directors attended one hundred percent (100%) of the meetings of the Board of Directors and of the committees on which he served. We do not currently have a policy requiring attendance of our directors at our annual meetings of stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2007, Messrs. Aynilian, Gilmore and Hague served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, one of our officers or employees or an officer or employee of any of our subsidiaries. No member of our compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE FOR YEAR 2007

			Nominating Committee	Compensation Committee
Name	Board of Directors	Audit Committee
Drury J Gallagher*	Chair Emeritus
Van Z. Krikorian*	Chair
Nicholas J. Aynilian	Member	Member	Member	Member
Ian C. Hague	Member	Member	Member	Member
Harry Gilmore	Member	Member	Member	Member
Number of Meetings Held in 2007	7	2	1	4
	Includes 5 telephonic	Includes 1 telephonic	Includes 0 telephonic	Includes 2 telephonic

Notes to Membership and Meetings of the Board and its Committees Table

*Non-independent Board member.

COMPENSATION DISCUSSION AND ANALYSIS

     Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to our Board of Directors for determination, the compensation package of our Chief Executive Officer and each of our other named executive officers, each of whom is identified in the “Summary of Compensation Table” below. Our Compensation Committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock option grants for all of our executive officers. Our Compensation Committee is composed entirely of independent directors who have never served as officers of our company. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Proposal One: Election of Directors – Compensation Committee” section of this proxy statement.

     A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY

     The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of the Company and to align the interests of these executives with those of our stockholders. In order to achieve this objective, in addition to annual base salaries, our executive compensation program utilizes a combination of annual incentives through long-term incentives and through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, compensation levels for similar positions at companies in our industry and attainment of individual and overall company performance objectives and retention concerns. Our Chief Executive Officer and our Compensation Committee believe that substantial portions of executive compensation should be linked to the overall performance of the Company, and that the contribution of individuals over the course of the relevant period to shareholder value will be considered in the determination of each executive’s compensation. We consider the compensation that is earned by executives in similar positions, our business performance and the challenges we are currently facing as we establish the various elements of our compensation program each year.

     Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers in the first quarter of each year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. Other than with respect to the compensation of Mr. Krikorian, our Compensation Committee also takes into consideration the recommendations for executive compensation made by Mr. Krikorian, which recommendations are generally presented at the time of our Compensation Committee’s annual review of executive performance and compensation arrangements. In making such recommendations, Mr. Krikorian considers the overall performance of each executive and their contribution to the growth of our Company and its products as well as overall company performance through personal and corporate achievements. The contributions of each executive officer to development of prospects and projects, cost management and long-term value creation for our shareholders are considered in Mr. Krikorian’s recommendations and the review of the Compensation Committee as well as the retention of our executive officers.

CEO COMPENSATION

     The principal factors considered by our Compensation Committee for Mr. Krikorian’s compensation package are generally the same as those considered by our Compensation Committee in relation to the compensation of the other executive officers. Mr. Krikorian’s base salary for 2007 was $225,000. The material terms of Mr. Krikorian’s employment agreement are described under “Narrative Disclosure to Summary Compensation Table” below.

COMPENSATION OF DIRECTORS

     The Board of Directors believes that compensation for our directors should be equity-based compensation. Our independent directors do not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

     In July 2002, our Board of Directors had adopted a compensation policy for the directors that consists of annual awards of 50,000 shares of Common Stock to each director in recognition of his ongoing services as director. The shares payable for services for the 2006 fiscal year were issued on February 10, 2006. No additional fees are paid for service on the Committees of the Board.

     Beginning in 2007, the Company changed its policy to grant options as director compensation and not issue awards of Common Stock. On January 11, 2007, the Company issued options to purchase 100,000 shares of the Company’s Common Stock under the Global Gold Corporation 2006 Stock Incentive Plan (the "GGC 2006 Incentive Plan") as director compensation to each of Messrs. Aynilian, Gallagher, Gilmore, Hague, and Krikorian at an exercise price of $0.86 per share which vested on July 11, 2007.

     On April 8, 2008, the Company issued options to purchase 100,000 shares of the Company’s Common Stock under the GGC 2006 Incentive Plan as director compensation to each of Messrs. Aynilian, Gallagher, Gilmore, Hague, and Krikorian at an exercise price of $0.45 per share which vest on October 8, 2008.

     The Company maintains its practice of reimbursing reasonable expenses incurred for service on the Board or any of its Committees.

DIRECTORS' COMPENSATION TABLE FOR YEAR 2007

     The following table reflects the equity compensation received during the 2007 fiscal year by each non-management director who served on the Company's Board of Directors and the Committees of the Board of Directors. No cash compensation was paid to the Company’s Board of Directors. Please see "SUMMARY COMPENSATION TABLE" for disclosure of Directors' fees paid to management directors in the 2007 fiscal year.

	Stock Awards (1)	Option Awards (2)	Total Director Compensation
Name of Director
Nicholas J. Aynilian	$-	$45,000 (3)	$45,000
Ian C. Hague	$-	$45,000 (3)	$45,000
Harry Gilmore	$43,000 (4)	$45,000(3)	$88,000

Notes to Directors' Compensation Table

(1) This column represents the dollar amount grant date value recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of Common Stock granted to the non-management Directors in 2007, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments." See Note 2(j) on page F-14 of the consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

(2) This column represents the dollar amount grant date value recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to the the non-management Directors in 2007, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments." See Note 2(j) on pages F -14 of the consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(3) Messrs. Aynlian, Hague, and Gilmore each were granted options to purchase 100,000 shares of restricted Common Stock as compensation for serving as a Director on January 11, 2007 at a grant date fair market value of $0.86 per share. The options vested on the date of grant.

(4) Mr. Gilmore was granted 50,000 shares of restricted Common Stock as an initial director’s fee on January 11, 2007, at a grant date fair market value of $0.86 per share. The restricted stock vested on the date of grant.

EXECUTIVE OFFICERS

     The following biographical descriptions set forth certain information concerning each of the Company’s executive officers, together with their positions with the Company, age and business experience. For a description of Mr. Krikorian and Mr. Gallagher see "INFORMATION REGARDING NOMINEES FOR DIRECTOR" above.

Age, Position	During the Past Five Years, Other Directorships and Current Committee Memberships
Jan Dulman Age 34 Chief Financial Officer

Mr. Dulman currently serves as Chief Financial Officer.

Mr. Dulman has been the Company's Chief Financial Officer since June 14, 2007 and was the Company’s Controller from August 1, 2005 until June 14, 2007. Mr. Dulman is a certified public accountant licensed in the State of Connecticut. Mr. Dulman was an accountant at a medium sized CPA firm, Radin, Glass & Co., from May 2001 to December 2002. Mr. Dulman has been a financial advisor with AXA Advisors, LLC from 2003 to June, 2007 and Madison Planning Group since June, 2007.

Age, Position	During the Past Five Years, Other Directorships and Current Committee Memberships
Hrayr Agnerian Age 65 Senior Vice President for Exploration and Development

Mr. Agnerian currently serves as Senior Vice President of Exploration and Development.

Mr. Agnerian was a director of the Company from June 15, 2006, but agreed to step down from the Board as of December 31, 2006 to maintain an independent Board of Directors due to accepting a position within the Company. Mr. Agnerian is a geologist with over 35 years experience in international exploration. Mr. Agnerian served as a consulting geologist with Roscoe Postle Associates, project geologist and district geologist with the Saskatchewan Mining Development Corp. (now Cameco). Mr. Agnerian has extensive experience in mineral exploration activities, from project generation through management. He has worked in a variety of geological environments across Canada, as well as in Kazakhstan, Armenia, Brazil, Chile, Cuba, Guyana, Kenya, Lebanon, Mali, Mexico, Panama, Peru, Portugal, Russia, South Africa, Spain, Suriname, Tanzania, the United States and Venezuela.

Lester Caesar Age 52 Controller

Mr. Caesar currently serves as Controller.

Mr. Caesar has been the Company's Controller since June 14, 2007 and was the Company’s Chief Financial Officer from August 1, 2005 to June 14, 2007 and was the Company's Chief Accounting Officer prior to that. Mr. Caesar is a certified public accountant licensed to practice in New York and a member of the AICPA & NYSSCPA. He is the principal of a medium sized CPA firm, Lester S. Caesar & Company, in New York City from 1997 to present.

Dr. W.E.S. Urquhart Age 57 Vice President (South American Operations)

Dr. Urquhart currently serves as Vice President – South American Operations.

Dr. W.E.S. Urquhart is Vice President in charge of the Company's operations in South America and also works on the Company's Canadian, Armenian, and other operations. He has a Ph.D. in geology and over 35 years experience in geophysics. Dr. Urquhart was an owner and President of High Sense Geophysics, Ltd. until it was sold to Fugro N.V. in 2000. He was a director and past Vice President of the Prospectors and Developers Association of Canada. Dr. Urquhart has been the owner and President of GeoExplo Ltda. since 2002. Dr. Urquhart has also been the owner and President of New-Sense Geophysics Limited since 2005.

Michael T. Mason Age 63 (Former President and Chief Operating Officer through June 18, 2007)

Mr. Mason was a director of the Company from January 1, 2004 through September 15, 2006, when he began serving as the Chief Operating Officer until his resignation on June 18, 2007. Mr. Mason began his career with Phelps Dodge Corporation while completing his B.S. in Metallurgical Engineering at the University of Arizona; thereafter, he assumed an engineering position with American Smelting and Refining Corporation. Mr. Mason has been the President and Director of MBMI Resources Inc. since 1997. Mr. Mason has been the Managing Partner of Mineral Services, LLC since 1999. Mr. Mason has also been the Managing Director and Principal of Tradellion, Inc. since 1997 Mr. Mason is a director for Geovic Mining Corp, since 2006, ECU Silver Mining Co., since 2004, and Euromax Resources Ltd, since 2002, all of which are Canadian companies listed on the TSX Venture Exchange.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

     The following table shows the total compensation paid for the 2007 and 2006 fiscal years to the Company's Chief Executive Officer and the other three most highly compensated executive officers in 2007 and 2006. The individuals included in the following table are collectively referred to as the "Named Executive Officers." (For narrative disclosure of the philosophy and structure of the Company's equity compensation earned by the Named Executive Officers, please refer to the "Narrative Disclosure to the Summary Compensation Table" below.)

Named Executive Officer and Principal Position				Stock Awards (2)(3)	Option Awards (2)(4)
	Year	Salary	Bonus (1)			Total
Van Z. Krikorian
Chairman of the Board of
Directors and Chief	2007	$225,000	$0	$490,000 (5)	$45,000 (6)	$760,000
Executive Officer
	2006	$202,500	$45,000	$356,489 (5)	$0	$603,989
Michael T. Mason
(Former President and	2007	$75,000	$0	$26,042 (7)	$0	$101,042
Chief Operating Officer
through June 18, 2007)
	2006	$43,750	$10,000	$111,458 (7)	$110,000(8)	$275,208
Hrayr Agnerian
Senior Vice President for	2007	$113,542	$0	$70,689 (9)	$34,988 (10)	$219,219
Exploration and
Development
	2006	$0	$0	$85,000 (9)	$0	$85,000
Jan Dulman
Chief Financial Officer	2007	$97,917	$0	$55,608 (11)	$45,130 (12)	$198,655

	2006	$48,000	$12,000	$20,000 (11)	$43,334 (12)	$123,334
Drury Gallagher
Chairman Emeritus and	2007	$125,000	$0	$42,500 (13)	$159,197 (14)	$326,697
Treasurer
	2006	$132,500	$25,000	$129,170 (13)	$ 72,563 (14)	$359,233

Notes to Summary Compensation Table

(1)	For a discussion of bonus structure see "Narrative Disclosure to the Summary Compensation Table" below.
(2)	For details of stock and option grants, including vesting schedules see "Narrative Disclosure to the Summary Compensation Table" below.
(3)

This column represents the dollar amount grant date value recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years for the fair value of restricted stock granted to the Named Executives Officers in 2007 and 2006 in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments." See Note 2(j) on pages F -14 of the consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, and pages F-10 and F-11 for the year ended December 31, 2006, regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

(4)

This column represents the dollar amount grant date value recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years for the fair value of stock options granted to the Named Executives Officers in 2007 and 2006, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments." See Note 2(j) on pages F -14 of the consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, and pages F-10 and F-11 for the year ended December 31, 2006, regarding assumptions underlying valuation of equity awards.

(5)

Mr. Krikorian was granted 50,000 shares of restricted common stock as compensation for serving as a director on February 22, 2006 at a fair market value of $1.50 per share. The restricted stock vested on the grant date. Mr. Krikorian also received 900,000 shares of restricted Common Stock pursuant to his employment agreement on June 1, 2003 at a fair market value of $0.25 per share, 600,000 shares of restricted Common Stock pursuant to his employment agreement on January 1, 2005 at a fair market value of $0.50 per share and 600,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2006 at a fair market value of $1.70 per share.

(6)	Mr. Krikorian was granted 100,000 shares of restricted common stock as compensation for serving as a director on January 11, 2007 at a fair market value of $1.50 per share which vest on July 11, 2007.
(7)

Mr. Mason was granted 50,000 shares of restricted Common Stock as compensation for serving as a Director on February 22, 2006 at a fair market value of $1.50 per share. The restricted stock vested on the grant date. Mr. Mason was also granted 200,000 shares of restricted Common Stock pursuant to his employment agreement on September 18, 2006 at a fair market value of $ 1.25 per share. Mr. Mason resigned on June 18, 2007 and forfeited 150,000 shares of restricted Common Stock given as compensation pursuant to his employment agreement on September 18, 2006.

(8)

Mr. Mason was granted options to purchase 200,000 shares of Common Stock pursuant to his employment agreement on September 18, 2006 at an exercise price of $1.25 per share. Mr. Mason resigned on June 18, 2007 and forfeited options to purchase 100,000 shares of Common Stock given as compensation pursuant to his employment agreement on September 18, 2006.

(9)

Mr. Agnerian was granted 50,000 shares of restricted common stock as compensation for serving as a director on June 15, 2006 at a fair market value of $1.70 per share. The restricted stock vested on the grant date. Mr. Agnerian also received 83,334 shares of restricted Common Stock pursuant to his employment agreement on January 1, 2007 at a fair market value of $0.88 per share, and 116,666 shares of restricted Common Stock pursuant to his amended employment agreement on June 15, 2007 at a fair market value of $0.83 per share.

(10)

Mr. Agnerian was granted options to purchase 83,334 shares of Common Stock pursuant to his employment agreement on January 1, 2007 at an exercise price of $0.88 per share. Mr. Agnerian was granted options to purchase 116,666 shares of Common Stock pursuant to his amended employment agreement on June 15, 2007 at an exercise price of $0.83 per share.

(11)

Mr. Dulman received 40,000 shares of restricted Common Stock pursuant to his employment agreement on August 1, 2005 at a fair market value of $1.00 per share, and 150,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2007 at a fair market value of $0.83 per share.

(12)

Mr. Dulman was granted options to purchase 62,500 share of Common Stock pursuant to his amended employment agreement on June 15, 2006 at an exercise price of $1.70 per share, and options to purchase 150,000 share of Common Stock pursuant to his employment agreement on June 15, 2007 at an exercise price of $0.83 per share.

(13)

Mr. Gallagher was granted 50,000 shares of restricted Common Stock as compensation for serving as a Director on February 22, 2006 at a fair market value of $1.50 per share. Mr. Gallagher also received 900,000 shares of restricted Common Stock pursuant to his employment agreement on February 1, 2003 at a fair market value of $0.25 per share, and 50,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2006 at a fair market value of $1.70 per share.

(14)

Mr. Gallagher was granted options to purchase 250,000 shares of Common Stock pursuant to his employment agreement on June 15, 2006 at an exercise price of $ 1.70 per share. Mr. Gallagher was also granted 100,000 shares of restricted common stock as compensation for serving as a director on January 11, 2007 at a fair market value of $1.50 per share which vest on July 11, 2007.

NARRATIVE DISCLOSURE TO THE SUMMARY COMPENSATION TABLE

Description of Employment Arrangements with the Company’s Named Executive Officers

Van Krikorian

     On June 1, 2003, the Company entered into an employment agreement with Mr. Krikorian. The employment agreement provided for (i) annual base salary of $100,000 per year (subject to payment as cash flow permits) and (ii) a grant of 900,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, and which is to be earned, and vested ratably over the term of the agreement and (iii) any bonus determined in accordance with any bonus plan approved by the Board of Directors. The employment agreement had an initial term of three years terminating on June 30, 2006.

     On January 1, 2005, Mr. Krikorian’s employment agreement was amended and extended for two years. The amended employment agreement provided that Mr. Krikorian would receive an increase in his annual base salary to $180,000 per year, representing a 80% increase over his previous salary effective January 1, 2005 and an additional grant of 600,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which vest in four equal installments of 150,000 shares each on July 1, 2006, January 1, 2007, July 1, 2007, and January 1, 2008. Prior to the amendment described below, the amended employment agreement was to terminate on June 30, 2008.

     On June 15, 2006, Mr. Krikorian’s employment agreement was amended and extended for one year. The amended employment provides that Mr. Krikorian will receive (i) an increase in his annual base salary to $225,000 per year, representing a 25% increase over his previous salary, effective July 1, 2006 and (ii) an additional 600,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which vest in three equal installments of 200,000 shares each on June 30, 2007, June 30, 2008 and June 30, 2009.

     Mr. Krikorian is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. In addition, the restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original employment agreement, as amended previously. The amended employment agreement terminates on June 30, 2009.

Drury Gallagher

     On July 1, 2002, the Company entered into an employment agreement with Mr. Gallagher. The employment agreement provided for (i) annual grants of 100,000 shares of Common Stock as base salary during the term of the agreement, subject to an adjustment each year, as determined by the Board of Directors, in an amount equal to (x) the increase in the consumer price index or (y) up to 10% of his then base salary and (ii) any bonus determined in accordance with any bonus plan approved by the Board of Directors. The employment agreement had an initial term of four years terminating on June 30, 2006.

     On February 1, 2003, Mr. Gallagher’s employment was amended employment agreement with the same termination date. The amended agreement provided that Mr. Gallagher would receive (i) an annual base salary of $100,000 per year (subject to payment as cash flow permits) and (ii) a grant of 900,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment with us (other than by death or disability) during the term of the agreement, which vest ratably over the term of the agreement.

     On June 15, 2006, Mr. Gallagher’s employment agreement was amended and extended for two and a half years. The amended agreement provided that Mr. Gallagher resign as Chairman and Chief Executive Officer and assume the titles of Chairman Emeritus, Secretary and Treasurer effective December 31, 2006 and June 30, 2006, respectively. In addition, the amended agreement provides that Mr. Gallagher will receive (i) an increase in his annual base salary to $125,000 per year, representing a 25% increase over his previous salary, (ii) an additional 50,000 shares of restricted stock that vests in four equal installments of 12,500 shares each on December 30, 2006, June 30, 2007, December 30, 2007 and June 30, 2008 and (iii) 250,000 stock options to purchase Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), to vest in eight equal installments of 28,125 shares each on September 30, 2006, December 30, 2006, March 30, 2007, June 30 2007, September 30, 2007, December 30, 2007, March 30, 2008 and June 30, 2008. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

     Mr. Gallagher is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. In addition, the restricted stock previously awarded to Mr. Gallagher will continue to vest pursuant to his original employment agreement, as amended previously. The amended agreement terminates on December 31, 2008.

Jan Dulman

     On August 1, 2005, the Company entered into an employment agreement with Mr. Jan Dulman as the Controller of the Company. The employment agreement provided for (i) annual base salary of $12,000 per year, (ii) a grant of 40,000 shares of Common stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, and which vest in four equal installments of 10,000 shares each on February 1, 2006, August 1, 2006, February 1, 2007 and August 1, 2007 and (iii) any bonus determined in accordance with any bonus plan approved by the Board of Directors. The employment agreement had an initial term of two years terminating on July 31, 2007.

     On February 6, 2006, Mr. Dulman’s employment agreement was amended, retroactively to January 1, 2006 increasing his annual base salary to $24,000 per year, representing a 100% increase from his previous salary.

     On June 15, 2006, Mr. Dulman’s employment agreement was amended and extended. The amended agreement provides that Mr. Dulman will receive (i) an increase in his annual base salary to $60,000 per year, representing a 150% increase over his previous salary, effective May 1, 2006 and (ii) an a grant of options to purchase 62,500 shares of Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), that vest in three installments as follows: 20,833 shares on June 15th, 2006, 20,833 shares on November 30, 2006, and 20,834 shares on July 31, 2007. The options are subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) with the Company during the term of the employment agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.

     Mr. Dulman is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. In addition, the restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement, as amended previously. The restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement. The amended agreement terminates on July 31, 2007.

     On June 15, 2007, the Company approved a new employment agreement for Jan Dulman with respect to his employment as the Controller of the Company. The Board of Directors unanimously elected Mr. Dulman as the Chief Financial Officer. The revised new agreement provides that Mr. Dulman will resign as Controller and assume the title of Chief Financial Officer effective June 1, 2007 and will receive an annual base salary of $125,000, representing a 108% increase over his previous salary and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The new agreement is for two years and two months terminating on July 31, 2009. Pursuant to the new agreement, Mr. Dulman was also granted (i) 150,000 shares of restricted stock to vest in four equal installments of 37,500 shares each on January 31, 2008, July 31, 2008, January 31, 2009 and July 31, 2009 and (ii) 150,000 stock options to purchase Common Stock at $0.83 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2007), to vest in equal installments of 75,000 shares each on August 1, 2007, and August 1, 2008.

     The restricted stock and options previously awarded to Mr. Dulman will continue to vest pursuant to his original Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

Michael T. Mason

     On September 18, 2006, the Company entered an employment agreement with Michael T. Mason as the Company's Chief Operating Officer. The employment agreement provided that Mr. Mason will receive (i) an annual base salary of $150,000, (ii) 200,000 shares of restricted common stock that vest in four equal installments of 50,000 shares on March 18, 2007, September 18, 2007, March 18, 2008, and September 18, 2008, (iii) options to purchase 200,000 shares of Common Stock at $1.25 per share (the arithmetic mean of the high and low prices of the Company's stock on September 18, 2006), that vest in two equal installments of 100,000 shares on September 18, 2006, September 18, 2007 and (iv) any bonus as determined in accordance with any bonus plan approved by the Board of Directors. The restricted stock and options were subject to a substantial risk of forfeiture upon termination of his employment (other than by death of disability) with the Company during the term of the employment agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan. The employment agreement had an initial term of two years and twelve days, terminating on September 30, 2008.

     On June 18, 2007, Michael T. Mason resigned as the President and Chief Operating Officer of the Company. Upon his resignation, Mr. Mason forfeited back to the Company unvested options to purchase 100,000 shares of Common Stock at $1.25 as well as the unvested 150,000 shares of restricted Common Stock. Also, his vested options to purchase 100,000 shares of Common Stock at $1.25 will now expire on June 18, 2008 as per the terms of the option grant pursuant to the GGC 2006 Incentive Plan.

Hrayr Agnerian

     On January 1, 2007, the Company entered into an employment agreement with Hrayr Agnerian designating him as the Company's Senior Vice President for Exploration and Development. The employment agreement provides that Mr. Agnerian will receive an annual base salary of $62,500, and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. Mr. Agnerian resigned from the Board of Directors effective December 31, 2006. The employment agreement is for an initial term of two years, terminating on December 31, 2008. Pursuant to employment agreement, Mr. Agnerian was also granted (i) Eighty-three Thousand Three Hundred Thirty-four (83,334) shares of Common Stock to vest in four equal installments of 20,834 shares every six months, commencing on June 1, 2007 and (ii) options to acquire Eighty-three Thousand Three Hundred Thirty-four (83,334) shares of common stock of Company at the rate of 41,667 per year from January 1, 2007 through January 1, 2008 (totaling 83,334) at $0.88 per share (the arithmetic mean of the high and low prices of the Company's stock on December 29, 2006), which vested in two equal installments of 41,667 shares each on January 1, 2007 and January 1, 2008.

     On June 15, 2007, the Company approved an amendment to the employment agreement with Mr. Hrayr Agnerian with respect to his employment as Senior Vice President for Exploration and Development of the Company. The revised agreement provides that Mr. Agnerian will receive an annual base salary of $150,000, representing a 140% increase over his previous salary effective June 1, 2007 and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The amended agreement terminates on December 31, 2008. Pursuant to the revised agreement, Mr. Agnerian was also granted an additional (i) 116,666 shares of restricted stock to vest in three equal installments of 38,889 shares each on December 31, 2007, June 30, 2008 and December 31, 2008 and (ii) 116,666 stock options to purchase Common Stock at $0.83 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2007), to vest in equal installments of 58,333 shares each on December 31, 2007, and December 31, 2008. The restricted stock and options previously awarded to Mr. Agnerian will continue to vest pursuant to his original Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

Certain Material Terms of Employment Agreements with Named Executive Officers

	Date of Original Agreement		Date of Amended and Restated Agreement
		Original Annual Base Salary		Amended Annual Base Salary
Executive
Van Z. Krikorian	06/01/03	$100,000	06/15/06	$225,000
Drury J Gallagher	02/01/02	see above	06/15/06	$125,000
Jan Dulman	08/01/05	$12,000	06/15/07	$125,000
Hrayr Agnerian	01/01/07	$62,500	06/15/07	$150,000
Michael T. Mason	09/18/06	$150,000	N/A	N/A

Description of Bonuses

Although the Compensation Committee adopted a policy of granting cash bonuses of approximately 20% of the salary to the current executive officers of the Company in 2005, the Company has not declared cash bonuses to officers in the United States since January 2007.

The Company has declared stock bonuses to eight key employees in Armenia for a total of 27,000 shares of Common Stock at $0.55 per share for a total grant date value of $14,850 which vest over two years. As of December 31, 2007, $14,850 was included in unearned compensation and in accounts payable and accrued expenses. The Company issued stock bonuses to a total of ninety employees in Armenia, including the eight key employees noted above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007 TABLE

Option Award						Stock Awards

								Equity
								Incentive	Equity
			Equity					Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
	Number		Awards:				Market	Unearned	Payout Value of Unearned
	of	Number of	Number of				Value of	Shares,
	Securities	Securities	Securities			Number of	Shares or	Units or	Shares, Units or Other
	Underlying	Underlying Unexercised Options	Underlying Unexercised Unearned			Shares or Units	Units of	Other
	Unexercised			Option Exercise Price		of Stock That	Stock That Have Not	Rights That Have Not	Rights That Have Not
	Options				Option	Have Not
Name Named	(#)	(#)	Options		Expiration	Vested	Vested	Vested	Vested
Executive Officers	Exercisable	Unexercisable	(#)	($)(1)	Date	(#)	($)	(#)	($)
Van Z. Krikorian	100,000(2)	0		$0.86	6/15/2016
						150,000(3)	$75,000
						400,000(4)	$680,000
Michael T. Mason	100,000(5)	0		$1.25	6/18/2008
Jan Dulman	62,500(6)	0		$1.70	6/15/2016
	75,000(7)	75,000 (7)		$0.83	6/15/2016
						150,000(8)	$124,500
Drury Gallagher	187,500(9)	62,500(9)		$1.70	6/15/2016
	100,000(10)	0		$0.83	6/15/2016
						12,500(11)	$21,250
Hrayr Agnerian	41,667(12)	41,667(12)		$0.88	6/15/2016
	58,333(13)	58,333(13)		$0.83	6/15/2016
						41,667(14)	$36,667
						77,777(15)	$64,555

Notes to Outstanding Equity Awards at Fiscal Year End 2007 Table
(1)	This column represents the exercise price of awards of options to purchase the Company's Common Stock which exercise price was not less than the closing price on the grant date.
(2)	Mr. Krikorian was granted 100,000 shares of restricted common stock as compensation for serving as a director on January 11, 2007 at a fair market value of $1.50 per share which vest on July 11, 2007.
(3)

Mr. Krikorian was granted 600,000 shares of restricted stock pursuant to his employment agreement on January 1, 2005. The restricted stock vest four equal installments of 150,000 shares each on July 1, 2006, January 1, 2007, July 1, 2007, and January 1, 2008.

(4)

Mr. Krikorian was granted 600,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2006. This restricted stock vest in three equal installments of 200,000 shares each on June 30, 2007, June 30, 2008 and June 30, 2009.

(5)

Mr. Mason was granted options to purchase 200,000 shares of Common Stock pursuant to his employment agreement on September 18, 2006. The options vest in two equal installments of 100,000 shares each on September 18, 2006 and September 18, 2007. Mr. Mason forfeited options to purchase 100,000 shares of Common Stock upon his resignation on June 18, 2007. The vested options expire one year after termination from the Company.

(6)

Mr. Dulman was granted options to purchase 62,500 share of Common Stock pursuant to his employment agreement on June 15, 2006. The options vest in three installments as follows: 20,833 shares on June 15, 2006, 20,833 shares on November 30, 2006 and 20,834 shares on July 31, 2007.

(7)

Mr. Dulman was granted options to purchase 150,000 share of Common Stock pursuant to his employment agreement on June 15, 2007. The options vest in two installments as follows: 75,000 shares on August 1, 2007, and 75,000 shares on August 1, 2008.

(8)

Mr. Dulman was granted 150,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2007. The restricted stock vest in four equal installments of 37,500 shares each on January 31, 2008, July 31, 2008, January 31, 2009 and July 31, 2009.

(9)

Mr. Gallagher was granted options to purchase 250,000 shares of Common Stock pursuant to his employment agreement on June 15, 2006 at an exercise price of $1.70 per share. The options vest in eight equal installments of 31,250 shares each on September 30, 2006, December 30, 2006, March 30, 2007, June 30, 2007, September 30, 2007, December 30, 2007, March 30, 2008 and June 30, 2008.

(10)	Mr. Gallagher was granted 100,000 shares of restricted common stock as compensation for serving as a director on January 11, 2007 at a fair market value of $1.50 per share which vest on July 11, 2007.
(11)

Mr. Gallagher was granted 50,000 shares of restricted Common Stock pursuant to his employment agreement on June 16, 2006. The restricted stock vest in four equal installments of 12,500 shares each on December 30, 2006, June 30, 2007, December 30, 2007 and June 30, 2008.

(12)

Mr. Agnerian was granted options to purchase 83,334 share of Common Stock pursuant to his employment agreement on January 1, 2007. The options vest in two installments as follows: 41,667 shares on January 1, 2007, and 41,667 shares on January 1, 2008.

(13)

Mr. Agnerian was granted options to purchase 116,666 share of Common Stock pursuant to his amended employment agreement on June 15, 2007. The options vest in two installments as follows: 58,333 shares on December 31, 2007, and 58,333 shares on December 31, 2008.

(14)

Mr. Agnerian was granted 83,334 shares of restricted Common Stock pursuant to his employment agreement on January 1, 2007. The restricted stock vest in four equal installments of 20,834 shares each on July 1, 2007, December 31, 2007, July 1, 2008 and December 31, 2008.

(15)

Mr. Agnerian was granted 116,666 shares of restricted Common Stock pursuant to his amended employment agreement on June 15, 2007. The restricted stock vest in three equal installments of 38,889 shares each on December 31, 2007, June 30, 2008, and December 31, 2008.

OWNERSHIP OF SECURITIES BENEFICIAL OWNERSHIP TABLE

     The following table shows, as of April 17, 2008 except as noted, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or nominees, each of our Named Executive Officers, each person known by us to beneficially own more than 5% of our Common Stock as of December 31, 2007 (derived exclusively from SEC filings of such beneficial owner), and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

     Unless indicated otherwise below, the address for each listed director and officer is Global Gold Corporation, 45 East Putnam Avenue, Suite 118, Greenwich Connecticut 06830. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following April 17, 2008, but excludes shares of Common Stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 33,867,023 shares of Common Stock outstanding as of April 17, 2008.

Title of Class	Name and Address of Beneficial Owner	Number of Shares(1)
			Percentage of class

(i) More than 5% Beneficial Owners

Common	Farallon Capital Management, LLC.	7,040,000 (2)	20.79%
	One Maritime Plaza, Ste 1325
	San Francisco, CA 94111

Common	Firebird Global Master Fund, LTD.	4,333,333 (3)	12.80%
	c/o Citco Fund Services (Cayman) Ltd
	Regatta Office Park, West Bay Park
	PO Box 31106, SMB
	Grand Cayman, Cayman Islands

Common	Firebird Republic Fund, LTD.	2,338,167	6.90%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Avrora Fund, LTD.	2,335,000	6.89%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Persistency
	c/o Chasm Lake Management Services, LLC.	2,666,667 (4)	7.87%
	850 Seventh Avenue, Ste 701
	New York, NY 10019

(ii) Directors and Executive Officers

Common	Drury J. Gallagher	2,897,203 (5)	8.55%
	107 Eakins Road
	Manhasset, NY 11030

Common	Van Z. Krikorian	2,200,000 (6)	6.50%
	5 Frederick Court
	Harrison, NY 10528

Common	Nicholas J. Aynilian	1,735,000 (7)	5.12%
	P.O. Box 1963
	Canal Street Station
	New York, NY 10013

Common	Hrayr Agnerian	391,667 (8)	1.16%
	82 Mentor Boulevard
	North York, Ontario M2H 2N1

Title of Class	Name and Address of Beneficial Owner	Number of Shares(1)
			Percentage of class
Common	Jan Dulman	327,500 (9)	*
	55 Davey Drive
	West Orange, NJ 07052

Common	Ian Hague	200,000 (10)	*
	152 West 57th Street
	New York, NY 10019

Common	Dr. W.E.S. Urquhart	174,000	*
	San Juan de la Cruz
	Las Condes
	Santiago, Chile

Common	Harry Gilmore	150,000 (11)	*
	4848 N. 30th Street
	Arlington, VA 22207

Common	Lester Caesar	60,000	*
	8 Elizabeth Court
	Briarcliff Manor, NY 10510

	Directors and executive officers as a group:
		8,135,370	24.02%

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.
(1)

For purposes of this table, a person or group is deemed to have beneficial ownership of any shares which such person has the right to acquire within 60 days after April 17, 2008. For purposes of calculating the percentage of outstanding shares held by each person named herein, any shares which such person has the right to acquire within 60 days after April 17, 2008 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2)

This amount includes 1,760,000 shares of Common Stock issuable upon the exercise of the Warrants acquired by Farallon Capital Management, LLC under the Stock Subscription and Stockholders Agreement, dated April 4, 2006.

(3)

This amount also includes 33,333 shares of Common Stock issuable upon the exercise of the Warrants acquired by Firebird Global Master Fund, Ltd under the Stock Subscription and Stockholders Agreement, dated April 4, 2006.

(4)	This amount includes 666,667 shares of Common Stock issuable upon the exercise of the Warrants acquired by Persistency under the Stock Subscription and Stockholders Agreement, dated April 4, 2006.
(5)

This amount includes 150,000 shares of Common Stock issued on June 20, 2007, upon the exercise of the option granted to Mr. Gallagher on July, 2002 at a price of $0.11 per share and 900,000 shares of Common Stock issued as a stock award under the terms of the February 1, 2003 amended and restated four-year employment agreement. This amount also includes 218,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Gallagher and 50,000 shares of Common Stock issued as a stock award under the terms of the June 15, 2006 employment agreement extension. This amount also includes 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Gallagher for services as a Director of the Company.

(6)

This amount includes 900,000 shares of Common Stock issued as a stock award to Mr. Krikorian under his June 8, 2003 employment agreement, 600,000 shares of Common Stock issued as a stock award under his January 11, 2005 employment agreement extension, and 600,000 shares of Common Stock issued as a stock award under his June 15, 2006 employment agreement extension. This amount also includes 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Krikorian for services as a Director of the Company.

(7)

This amount includes 1,400,000 shares owned by NJA Investments, Inc as to which Mr. Aynilian has the sole voting power and the sole investment power. This amount also includes 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Aynilian for services as a Director of the Company.

(8)

This amount includes 141,667 shares of Common Stock issuable upon the exercise of options granted to Mr. Agnerian under the terms of his employment agreement. This amount also includes 83,334 shares of Common Stock issued as a stock award under his January 1, 2007 employment agreement and 116,666 shares of Common Stock issued as a stock award under his June 15, 2007 amended employment agreement.

(9)

This amount includes 40,000 shares of Common Stock issued as a stock award under the terms of the August 1, 2005 employment agreement and 150,000 shares of Common Stock issued as a stock award under his June 15, 2007 employment agreement. This amount also includes 62,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Dulman under the terms of the June 15, 2006 amended employment agreement. This amount also includes 75,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Dulman under the terms of the June 15, 2007 employment agreement

(10)

This amount also includes 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hague for services as a Director of the Company. This amount does not include the 9,006,500 shares owned by Firebird Management, LLC (through its Firebird Global Master Fund, LTD, Firebird Republic Fund, LTD, and Firebird Avrora Fund, LTD) of which Mr. Hague is a co-founder and as to which shares Mr. Hague disclaims beneficial interest.

(11)	This amount also includes 100,000 shares of Common Stock issuable upon the exercise of options granted to Ambassador Gilmore for services as a Director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, "Section 16 reporting persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Global Gold. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2007, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them. Since December 31, 2006 based solely on a review of subsequent filings, the Section 16(a) reporting persons have complied with the Section 16(a) filing requirements through the date of this Proxy Statement. Global Gold's periodic reports filed during the period included information with respect to the ownership of Common Stock by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with Global Gold, or that interferes with the proper performance of their duties, responsibilities or loyalty to Global Gold.

     In addition to the Global Gold policy described above, the SEC has specific disclosure requirements covering certain types of transactions involving Global Gold and a director, executive officer or other specified party. Except as described below, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of 2007, or any currently proposed transaction, or series of similar transactions, to which Global Gold or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our Common Stock or members of their immediate families had, or will have, a direct or indirect material interest.

     Pursuant to the Share Purchase Agreement, dated as of January 23, 2006, by and between, Global Gold Mining, LLC and Simon Cleghorn, Sergio DiGiovani, Armen Ghazarian, and Frank Pastorino (the “Sellers”), Global Gold Mining purchased 80 of the shares of Athelea Investments from the Sellers for $115,000. The purchase price was paid with 100,000 shares of the Company’s Common Stock which had a value of $1.15 per share on the date of the purchase agreement. All assets, (including the "Athelea" name) not related to the approximately 27 square kilometer Getik gold/uranium exploration license area, were transferred back to the Sellers. Mr. Cleghorn was Director of Exploration and Mining of Global Gold Mining, LLC until his resignation on September 30, 2006 and is currently senior Geologist for Exploration of Global Gold Mining, LLC. Frank Pastorino was a director of business operations of the Company until his resignation on August 2, 2007.

     During the year ended December 31, 2007, the Company paid New-Sense Geophysics Limited a total of $440,997 for airborne magnometry work performed on its Cochrane Pond property. New-Sense Geophysics Limited is owned and operated by the Company's Vice President, Dr. Ted Urquhart.

     On February 7, 2008, the Company received a short term loan in the amount of $260,000, an additional $280,000 on March 10, 2008, and an additional $300,000 (collectively, the “loan”) on April 14, 2008, from Ian Hague, a director of the Company, which Loan accrues interest, from the day it is issued and until the day it is repaid by the Company, at an annual rate of 10%. The Company promises to repay, in full, the Loan and all the Interest accrued thereon on the sooner of: (1) Mr. Hague’s demand after June 6, 2008; or (2) from the proceeds of any financing the company receives over $1,000,000. The Company may prepay this loan in full at any time. But if it is not repaid by June 10, 2008, Mr. Hague will have the right, among other rights available to Mr. Hague under the law, to convert the loan plus accrued interest to Common Stock of the Company at the price calculable and on the terms of the GGC 2006 Incentive Plan. In addition, Mr. Hague will have the right at any time to convert the terms of all or a portion of the Loan to the terms provided to any third party investor or lender financing the company. In connection with the Loan, pursuant to the Company’s standing policies, including it’s Code of Business Conduct and Ethics and Nominating and Governance Charter, the Board of Directors, acting without the participation of Mr. Hague, reviewed and approved the Loan and its terms, and determined the borrowings to be in the Company’s best interest.

     None of the following persons has been indebted to Global Gold or its subsidiaries at any time since the beginning of 2007: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

     We do not believe that in any material circumstance either Global Gold or another corporation or organization is a sole-source supplier to the other with regard to the any good or service. We also do not believe that in any case the director, executive officer, or nominee for director receives any compensation from another corporation or organization that is directly linked to the revenue or profits of the Global Gold-related business.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On May 10, 2006, at the Audit Committee of the Company approved the engagement of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ended 2006 and dismissed Allen G. Roth P.A., effective May 15, 2006. Due to the growth of the Company and the increased complexity of its operations, the Audit Committee decided to seek a firm with broader experience and capacity to audit the Company’s financial statements. The appointment of Sherb & Co, LLP was effective on May 15, 2006.

     In accordance with the Audit Committee Charter, the Audit Committee has selected appointed Sherb & Co., LLP as our independent auditors for the year ending December 31, 2007, the Board of Directors has concurred in an advisory capacity with the selection, and the selection is now being submitted to the stockholders at the annual meeting for their ratification or rejection. If the stockholders do not ratify the selection of Sherb & Co., LLP as the independent auditors, the Audit Committee will reconsider whether to engage Sherb & Co., LLP, but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders. Even if the stockholders ratify the selection of Sherb & Co., LLP, the Audit Committee may in its sole discretion terminate the engagement of Sherb & Co., LLP and direct the appointment of another independent auditor at any time during the year, although it has no current intention to do so.

     The audit reports of Allen G. Roth P.A. on the financial statements of the Company as of and for the years ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Allen G. Roth P.A. on the financial statements of the Company as of and for the year ended December 31, 2005 noted that such financials were prepared assuming that the Company would continue as a going concern and did not include adjustments that might be necessary should the Company be unable to continue as a going concern. On April 4, 2006, the Company has raised an additional $13,000,000 of equity capital in a private placement and accordingly believes that it has addressed the going concern issue.

     In connection with the audits of the two fiscal years ended December 31, 2006 and 2005, there have been no (1) disagreements with Allen G. Roth P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Allen G. Roth P.A., would have caused Allen G. Roth P.A. to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as described under Item 304(a)(1)(iv)(c) of Regulation S-B.

     Allen G. Roth P.A. has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

     During the two most recent fiscal years ended December 31, 2007 and December 31, 2006, the Company did not consult with Sherb & Co., LLP regarding any of the matters or events set forth in Item 304(E)(2)(i) and (ii) of Regulation S-B

     The following table sets forth the fees that we paid or accrued for the audit and other services provided by Sherb & Co., LLP our current independent auditors, and Allen G. Roth, P.A., our former independent auditors in fiscal year 2005:

	Allen G. Roth, P.A.		Sherb& Co., LLP
	(Principal Accountants for FYE 2005)		(Current Principal Accountants for FYE 2006 and 2007)

	2006	2007	2006	2007
Audit Fees	$13,500	N/A	$89,640	$83,805
Audit-Related Fees	—	N/A	—	—
Tax Fees	—	N/A	—	—
All Other Fees	—	N/A	—	—
Total	$13,500	N/A	$89,640	$83,805

     Audit Fees. This category includes the audit of our annual financial statements, reviews of financial statements included in our Quarterly Reports on Form 10-QSB, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the listed fiscal years. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

     Audit-Related Fees. This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include benefit plan audits, other accounting consulting, vendor compliance audits, royalty audits and due diligence services rendered in connection with acquisitions.

     Tax Fees. This category consists of professional services primarily in connection with strategic planning with respect to possible acquisitions.

       All Other Fees. This category consists of fees for subscriptions and other miscellaneous items.

       Pre-Approval Policies and Procedures. In accordance with the Audit Committee Charter, the Audit Committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accountants who will perform permissible non-audit services or audit, review or attest services for the Company. The Audit Committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the Audit Committee, but the Audit Committee has not established any such pre-approval procedures at this time.

     All audit fees, audit-related fees, tax fees and all other fees of our principal accountant for 2007 and 2006 were pre-approved by the Audit Committee in accordance with the Audit Committee Charter and its policy on permissible non-audit service or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for the de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

Representatives of Sherb & Co., LLP are expected to be present at the Annual Meeting.

     The Board of Directors hereby requests that the stockholders ratify the appointment of Sherb & Co., as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SHERB & CO., LLP AS INDEPENDENT AUDITORS

CODE OF BUSINESS CONDUCT AND ETHICS

     On April 4, 2005, the Board of Directors adopted a Code of Ethics (the "Code of Ethics") as required by the SEC rules, which applies to all of our directors, executive officers and employees. The Code of Ethics sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees. A copy of the Code of Ethics is available on the Company’s website at www.globalgoldcorp.com.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by Global Gold. We expect to pay fees and expenses in the amount of $7,000 to American Registrar & Trust Company for services in connection with the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009

     For stockholder proposals to be included in the Company’s proxy materials relating to the Annual Meeting of Stockholders to be held in 2009, all applicable requirements of Rule 14a-8 promulgated under the Exchange Act must be satisfied. Stockholder who wish to recommend individuals for consideration to become nominees for election to the Board of Directors must include sufficient biographical information concerning the recommended individual, including age; five-year employment history with job titles, responsibilities, employer names and a description of the employer's business; whether such individual can read and understand basic financial statements; and board memberships (if any). Each submission must be accompanied by contact information for two business references and a signed, written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Submissions by stockholders must be received by the Secretary of the Company at: Global Gold Corporation, 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830, Attn.: Drury Gallagher, Secretary no later than December 26, 2008.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors believes that it is important to offer stockholders the opportunity to communicate with our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, Global Gold Corporation, 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830. The name of any intended recipient should be noted in the communication. The Board of Directors has instructed the Secretary, or other employee designated by the Secretary, to forward correspondence to the intended recipients; however, the Board of Directors has also instructed the Secretary, or such employee designated by the Secretary, to review such correspondence and, in his discretion, not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the Board of Directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

GLOBAL GOLD CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of Global Gold Corporation (the "Company") hereby appoints Jan E. Dulman and Lester Caesar, CPA and each of them, with power of substitution to each, true and lawful proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned as of the close of business on April 17, 2008 at the Annual Meeting of Stockholders of the Company to be held on June 13, 2008 at 10:00 a.m., local time, at Global Gold Corporation, located at 45 East Putnam Avenue, Suite 118, Greenwich, Connecticut 06830 (the "Annual Meeting"), and any adjournments or postponements thereof.

     The shares represented by this proxy will be voted in the manner directed. If no direction is given, the shares will be voted FOR the election of the five nominees listed in Proposal 1, and FOR Proposal 2 in their discretion, the proxies are each authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PROPOSAL 1. Election of Directors ¨ FOR all nominees listed below

¨ WITHHOLD authority to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below: Nicholas J. Aynilian, Drury J. Gallagher, Harry Gilmore, Ian C. Hague and Van Z. Krikorian Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

PROPOSAL 2. To ratify the appointment of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

¨ FOR PROPOSAL 2

¨ AGAINST PROPOSAL 2

¨ ABSTAIN ON PROPOSAL 2

Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, dated April 28, 2008 and, the Company's Form 10-KSB for fiscal year ended December 31, 2007.

Signature: _______________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: _______________________
Date: _______________________